SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2026

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 15, 2026, Charter Communications, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Jamal Haughton, the Company’s Executive Vice President, General Counsel & Corporate Secretary.

The Employment Agreement, which is effective as of May 15, 2026, has a term ending May 15, 2028 (or upon an earlier termination of employment) and provides that Mr. Haughton will continue to serve as Executive Vice President, General Counsel & Corporate Secretary. The Employment Agreement provides that Mr. Haughton will receive an annual base salary of at least $825,000 and a target annual cash bonus opportunity of 160% of his annual base salary. Commencing in 2027 and during the term, Mr. Haughton will be granted equity awards with a grant date fair value of at least $4,000,000, with such awards granted in a mix of options and restricted stock units. Pursuant to the Employment Agreement, on May 15, 2026, Mr. Haughton was granted a top up award with a grant date fair value of $656,250, consisting of a mix of options and restricted stock units, which award will cliff vest on the third anniversary of the grant date, subject to Mr. Haughton’s continued employment with the Company through such date.

Mr. Haughton will also continue to participate in the Company’s employee benefit plans and receive perquisites as generally provided to other senior executives of the Company. In addition, consistent with Mr. Haughton’s prior employment agreement, the Company will continue to reimburse Mr. Haughton for all reasonable and necessary expenses incurred in connection with the performance of his duties.

If the employment of Mr. Haughton is terminated involuntarily by the Company without cause, by Mr. Haughton for good reason or upon the Company’s non-renewal of the term, he would be entitled to (a) a cash severance payment equal to the product of 2.0 multiplied by the sum of his annual base salary and target annual bonus opportunity for the year in which the termination occurs, (b) a prorated annual cash bonus for the year in which the termination occurs based on actual performance, (c) a cash payment equal to the cost of COBRA coverage for 24 months following termination, and (d) up to 12 months of executive-level outplacement services.

The termination benefits described above are subject to Mr. Haughton’s execution of a release of claims in favor of the Company and its affiliates. In addition, Mr. Haughton has agreed to comply with covenants (a) concerning nondisclosure of confidential information, assignment of intellectual property and nondisparagement of the Company, (b) concerning noncompetition for two years following termination, and (c) concerning nonsolicitation of customers and employees of the Company for one year following termination.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1*	Employment Agreement, dated as of May 15, 2026, between Charter Communications, Inc. and Jamal Haughton.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: May 19, 2026		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings, LLC
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: May 19, 2026		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings Capital Corp.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: May 19, 2026		Executive Vice President, Chief Accounting Officer and Controller